EXHIBIT 3.2

                           WELLINGTON PROPERTIES TRUST

                           AMENDED AND RESTATED BYLAWS



                                    ARTICLE I
                                     OFFICES

         SECTION 1. Principal Office. The principal office of the Trust shall be located at such place or places as the Trustees may designate.

         SECTION 2. Additional Offices. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place. All meetings of Shareholders shall be held at the principal office of the Company or at such other place within the United States as shall be stated in the notice of the meeting.

         SECTION 2. Annual Meeting. An annual meeting of the Shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at such time as the Trustees shall determine, after delivery of the Trust's annual report to Shareholders, at a convenient location and on proper notice.

         SECTION 3. Special Meetings. The chairman of the board, the president, a majority of the Trustees or a majority of the Independent Trustees may call special meetings of the Shareholders. Special meetings of Shareholders shall also be called by the secretary upon the written request of the holders of Shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within 10 days of receipt of such written request, the secretary shall give notice, in person or by mail, to each Shareholder entitled to notice of the meeting. Unless requested by Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months.

         SECTION 4. Notice. Not less than fifteen nor more than sixty days before each meeting of Shareholders, the secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such Shareholder personally or by leaving it at his residence or usual place of business as reflected in the records of the Trust. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

         SECTION 5. Scope of Notice. Any business of the Trust may be transacted at an annual meeting of Shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Shareholders except as specifically designated in the notice.

         SECTION 6. Quorum. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Trust's Amended and Restated Declaration of Trust (the "Declaration"), for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Shareholders, the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 7. Voting. A plurality at all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to be voted. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

         SECTION 8. Proxies. A Shareholder may vote the Shares owned of record by him, either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner trustee or member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such Shares. Any trustee or other


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

fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

         Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Trustees may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified Shares in place of the Shareholder who makes the certification.

         SECTION 10. Inspectors. At any meeting of Shareholders, the chairman of the meeting may, or upon the request of any Shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of Shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all of the Shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 11. Reports to Shareholders. Reports shall be delivered to the Shareholders pursuant to the Declaration and as the proper officers of the Trust shall determine from time to time.

         SECTION 12. Nominations and Shareholder Business.

             (a) Annual Meetings of Shareholders.

              (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the


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

       direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record at the time of giving notice as provided for in this Section 12(a), who is entitled to vote at the meeting and who shall have complied with the notice procedures set forth in this Section 12(a).

              (2) For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the Shareholder must have given timely notice thereof in writing to the secretary of the Trust. To be timely, a Shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting is first made. Such
       Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected; (ii) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and of the beneficial owner, if any, on whose behalf the proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of each class of shares of the Trust which is owned beneficially and of record by such Shareholder and such beneficial owner.

              (3) Notwithstanding anything appearing in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this
       Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

             (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting


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

pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trustees notice of meeting (i) by or at the direction of the Board of Trustees or (ii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who was a Shareholder of record at the time of giving notice as provided for in this Section 12(b), who is entitled to vote at the meeting and who shall have complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice required by paragraph 9(a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

             (c) General.

              (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this
       Section 12, to declare that such defective nomination or proposal be disregarded.

              (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this
       Section 12 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 13. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each Shareholder entitled to vote on the matter and any


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

other Shareholder entitled to notice of a meeting of Shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the Shareholders.

         SECTION 14. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any Shareholder shall demand that voting be by ballot.

                                   ARTICLE III
                                    TRUSTEES

         SECTION 1. General Powers; Qualifications. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability and shall have at least three years of relevant experience demonstrating knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Trust.

         SECTION 2. Annual and Regular Meetings. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of Shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

         SECTION 3. Special Meetings. Special meetings of the Trustees May be called by or at the request of the chairman of the board, the chief executive officer or a majority of the Trustees or a majority of the Independent Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

         SECTION 4. Notice. Notice of any special meeting shall be given by written notice delivered personally, telegraphed or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail should be given at least five days prior to the meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to have been given when the telegram is delivered by the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws. Personally delivered notice shall include delivered by an overnight delivery service and shall be deemed to have been given on the day deposited with such service for delivery.

         SECTION 5. Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at such meeting, a majority of the Trustees present may adjourn the



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

meeting from time to time without further notice, and provided further that if, pursuant to the Declaration or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

         The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

         SECTION 6. Voting. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

         SECTION 7. Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         SECTION 8. Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

         SECTION 9. Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, or by unanimous written consent pursuant to Section 8 of this Article. Any individual elected to replace a Trustee shall hold office for the unexpired term of the Trustee he is replacing.

         SECTION 10. Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to Trustees for attendance at each annual, regular or special meeting of the Trustees or of any committee thereof; but nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

         SECTION 11. Removal of Trustees. The Shareholders may, at any time, remove any Trustee in the manner provided in the Declaration.

         SECTION 12. Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or Shares have been deposited.

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

         SECTION 13. Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties as a Trustee.

         SECTION 14. Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the advisor, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         SECTION 15. Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust.

                                   ARTICLE IV
                                   COMMITTEES

         SECTION 1. Number, Tenure and Qualification. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of two or more Trustees, to serve at the pleasure of the Trustees. A majority of the members of each committee must be Independent Trustees.

         SECTION 2. Powers. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

         SECTION 3. Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

         SECTION 4. Telephone Meetings. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all person participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         SECTION 5. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.



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

                                   ARTICLE V
                                    OFFICERS

         SECTION 1. General Provisions. The officers of the Trust may consist of a chairman of the board, a vice chairman of the board, a chief executive officer, a president, one or more vice presidents, a treasurer, one or more assistant treasurers, a secretary, and one or more assistant secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person at the same time, except as provided by law. In their discretion, the Trustees may leave unfilled any office except that of president and secretary. Election of an officer or agent shall not in and of itself create contract rights between the Trust and such officer or agent.

         SECTION 2. Removal and Resignation. Any officer or agent of the Trust may be removed by the Trustees if, in their judgment, the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take affect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         SECTION 3. Vacancies. A vacancy in any office may be filled by the Trustees for the balance of the term.

         SECTION 4. Chief Executive Officer. The Trustees may designate a chief executive officer. The chief executive officer shall have responsibility for the implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the chairman and the vice chairman of the board, if any, the chief executive officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and shall in general perform all duties incident to the office of president and such other duties as may be assigned to him by the Trustees from time to time.



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

         SECTION 5. Chief Operating Officer. The Trustees may designate a chief operating officer. Said officer shall have the duties and responsibilities set forth by the Trustees or the chief executive officer.

         SECTION 6. Chief Financial Officer. The Trustees may designate a chief financial officer from among the elected officers. Said officer shall have the duties and responsibilities set forth by the Trustees or the chief executive officer.

         SECTION 7. Chairman and Vice Chairman of the Board. The chairman of the board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he shall be present. The chairman and the vice chairman of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The chairman and the vice chairman of the board shall perform such other duties as may be assigned to him or them by the Trustees.

         SECTION 8. President. In the absence of the chairman of the board, the vice chairman of the board and the chief executive officer, the president shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the Trustees, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and shall in general perform all duties incident to the office of president and such other duties as may be assigned to him by the Trustees from time to time.

         SECTION 9. Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, in the order of their election) shall perform the duties of the president and when so acting shall have all of the powers of and be subject to all of the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Trustees. The Trustees may designate one or more vice presidents as executive or senior vice president or as vice president for a particular area of responsibility.

         SECTION 10. Secretary. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which


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

address shall be furnished in writing to the secretary by each shareholder; (e) have general charge, directly or through an independent transfer agent, of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or the Trustees.

         SECTION 11. Treasurer. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees. The treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require, an account of all his transactions as treasurer and of the financial condition of the Trust. If required by the Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration of the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

         SECTION 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Trustees. The assistant treasurers shall, if required by the Trustees, give bonds to the Trust in such sums and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of their duties.

         SECTION 13. Salaries. The salaries of the officers shall be fixed from time to time by the Trustees, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Trustees may authorize any officer or agent of the Trust to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trust when authorized or ratified by action of the Trustees.

         SECTION 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.

         SECTION 3. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                   ARTICLE VII
                                     SHARES

         SECTION 1. Certificates. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of Shares of each class of stock or beneficial interest held by him in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signature may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing Shares that are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets of the Trust upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated thereon. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon written request and without charge, a full statement of such information.

         SECTION 2. Transfers. Certificates shall be treated as negotiable, and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof; and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the provisions of Article VII of the Declaration and all of the terms and conditions set forth therein.

         SECTION 3. Lost Certificate. The Trustees (or any officer or officers designated by them) may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Trustees (or any officer or officers designated by them)  may,  in his or their  discretion  and as a  condition  precedent  to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as he or they shall require and/or to give a bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         SECTION 4.  Closing of  Transfer  Books or Fixing of Record  Date.  The
Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholder entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall not be more than 90 days and, in the case of a meeting of shareholders shall not be less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken. In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period not to exceed 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

             If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day upon which the notice of meeting is mailed or the 30th day before the day of the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day upon which the resolution of the Trustees, declaring the dividend or allotment of rights is adopted.

             When a determination of Shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

         SECTION 5. Stock Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each Shareholder and the number of Shares of each class held by such Shareholder.

         SECTION 6. Fractional Shares; Issuance of Units. The Trustees may cause the Trust to issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration or these Bylaws, the Trustees may cause the Trust to issue units consisting of different securities issued by the Trust. Any security issued in a unit shall have the same characteristics as any identical security issued by the Trust, except that the Trustees may provide that, for a specified period, securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

         SECTION 1. Declaration. Distributions on the Shares of the Trust may be declared by the Trustees, subject to the provisions of law and of the Declaration. Distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and of the Declaration.

         SECTION 2. Contingencies. Before payment of any distributions, there may be set aside out of any funds of the Trust available for distribution such sum or sums as the Trustees may from time to time, in their absolute discretion, deem proper as a reserve fund for contingencies, for equalizing distributions, for repairing or maintaining any property of the Trust or for such other purpose or purposes as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                WAIVER OF NOTICE

             Whenever any notice is required to be given pursuant to the Declaration or these Bylaws, or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not duly and lawfully called or convened.

                                    ARTICLE X
                                 ACCOUNTING YEAR

             The fiscal year of the Trust shall be the calendar year or such other fiscal year as the Trustees may determine from time to time.

                                   ARTICLE XI
                                      SEAL

         SECTION 1. Seal. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust, Maryland as the state of organization and the year of its organization. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

         SECTION 2. Affixing Seal. Whenever the Trust is required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                   ARTICLE XII
                      PROHIBITED INVESTMENTS AND ACTIVITIES

             The investment policies of the Trust shall be set forth in the Declaration and as prescribed by the Trustees from time to time.

                                  ARTICLE XIII
                                 INDEMNIFICATION

             To the maximum extent permitted by Maryland law, the Trust shall indemnify every Eligible Indemnitee, without requiring a preliminary determination of the ultimate entitlement to indemnification, against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by such Eligible Indemnitee in connection with any proceeding in which such Eligible Indemnitee has, is or is threatened to be named as defendant or respondent or to be called as a witness, by reason of his or her serving or having served the Trust. For purposes of these provisions, an "Eligible Indemnitee" is (1) any of the Trust's present or former trustees or officers, (2) any person who, while serving in any of such capacities, served at the Trust's request as a trustee, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another trust or other enterprise, (3) any person nominated or designated by the Trustees or any committee thereof to serve in any of the capacities referred to in the preceding clauses (1) or (2), and (4) any employee of Wellington Realty, Inc. providing services to the Trust. The Trust shall further indemnify each Shareholder or former Shareholder of the Trust against any claim or responsibility to which he or she may be subject by virtue of such status as a Shareholder or former Shareholder.

             In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or Shareholder made a party to a proceeding by reason of his or her status as a Trustee, officer or Shareholder, provided that, in the case of a Trustee or officer, the Trust shall have received (1) a written affirmation of the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification as authorized by these Bylaws and (2) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met.

                                   ARTICLE XIV
                               AMENDMENT OF BYLAWS

             The Trustees shall have the exclusive power to adopt, alter, or repeal any provision of these Bylaws or to make new Bylaws.


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